SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials





--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2006





























                                            AMBASE CORPORATION
                                            100 Putnam Green, 3rd Floor
                                            Greenwich, CT 06830-6027

                               AMBASE CORPORATION
                           100 PUTNAM GREEN, 3RD FLOOR
                            GREENWICH, CT 06830-6027
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2006


     The 2006 Annual Meeting of Stockholders of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Friday, May 19, 2006 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

     1. The election of one director to hold office for a three-year term expiring in 2009;

     2. The approval of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006;

     and such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on Monday, April 3, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

     All stockholders are cordially invited to attend the Annual Meeting.

     Admission to Annual Meeting

     Attendance at the meeting is limited to shareholders of the Company as of the April 3, 2006 record date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting.

     If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares as of the April 3, 2006, record date for voting. If you do not have proof of share ownership, you will not be admitted to the meeting.

     For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the meeting, will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the meeting.

     In addition, all meeting attendees will be asked to present a valid, government-issued photo identification, such as a driver's license or passport, as proof of identification before entering the meeting, and attendees may be subject to security inspections.

                                            By Order of the
                                            Board of Directors


                                            John P. Ferrara
                                            Secretary

Greenwich, Connecticut
April 3, 2006

                               AMBASE CORPORATION
                           100 PUTNAM GREEN, 3RD FLOOR
                            GREENWICH, CT 06830-6027


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2006


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Friday, May 19, 2006, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 3, 2006.

     Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting in accordance with instructions given by the stockholder in the proxy.
Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

     At the Annual Meeting, the stockholders will be asked (i) to re-elect Robert E. Long as a director of the Company to serve a three-year term ending in 2009; and (ii) to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy (i) for the election of the nominee for director named above; and (ii) for the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

     The close of business on Monday, April 3, 2006, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of common stock of the Company, par value $0.01 per share (the "Common Stock") at the close of business on April 3, 2006, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of Monday, April 3, 2006, there were 46,233,519 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary for the approval of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

     Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

                               RECENT DEVELOPMENTS

     In December 2005, Mr. Costello, a member of the Company's Board of Directors, Chairman of the Personnel Committee and member of the Accounting and Audit Committee resigned from the Company's Board and its Committees. Mr. Quinn, a member of the Company's Board of Directors, Personnel Committee and Accounting and Audit Committee resigned in October 2005.

     In January 2006, Mr. Salvatore Trani and Philip M. Halpern, Esq., became members of the Company's Board of Directors, Personnel Committee and Accounting and Audit Committee.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, one director will be elected at the Company's 2006 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2009. The director will serve until his successor shall be elected and shall qualify.

     The person named below has been nominated for directorship. The nominee is a director now in office, and has indicated a willingness to accept re-election. It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of the nominee unless contrary instructions are given. In the event that the nominee should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors. The Board is not aware of any circumstances likely to render the nominee unavailable.

     Information Concerning the Nominee for Election as a Director

     The name, age, principal occupation, other business affiliations, and certain other information concerning the nominee for election as director of the Company is set forth below.

     Robert E. Long, 74. Mr. Long was elected a director of the Company in October 1995. Mr. Long is currently the Chairman and Chief Executive Officer of GLB Group, Inc., a registered investment company. He has been the Chairman of Emerald City Radio Partners since 1997. From 1991 to 1995, Mr. Long was President and CEO of Southern Starr Broadcasting Group, Inc. Prior to 1991, Mr. Long was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a Chartered Financial Analyst and a graduate of George Washington University School of Law. In addition to his service as a director of the Company, Mr. Long serves as a director of Allied Capital Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc. If elected his term will expire in 2009.

     The Board of Directors recommends a vote FOR the election of the nominee as director.

     Information Concerning Directors Continuing in Office

     Certain information concerning the directors of the Company whose terms do not expire in 2006 is set forth below.

     Richard A. Bianco, 58. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA, then a subsidiary of the Company, from May 1991 to December 1992. His term will expire in 2008.

     Salvatore Trani, 65. Mr. Trani was elected a director of the Company in January 2006. Mr. Trani has over 40 years of experience on Wall Street and currently serves as an Executive Vice President at BGC Partners, L.P., a leading inter-dealer brokerage firm which provides integrated voice and electronic services to wholesale fixed income, interest rate, foreign exchange, and derivatives markets worldwide. His term will expire in 2007.

     Philip M. Halpern, 49. Mr. Halpern was elected a director of the Company in January 2006. Mr. Halpern is currently the Managing Partner of the law firm, Collier, Halpern, Newberg, Nolletti and Bock, LLP, and has been a partner at the firm since 1985. Mr. Halpern received his undergraduate degree from Fordham University and his law degree from Pace University School of Law. His term will expire in 2008.

               INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

     During 2005, the Company's Board of Directors held twelve (12) meetings. Matters were also addressed by unanimous written consent in accordance with Delaware law. All directors (except Mr. Quinn), attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2005.

Committees of the Board

     The Board of Directors currently has (i) an Accounting and Audit Committee and (ii) a Personnel Committee.

     The Accounting and Audit Committee met two (2) times during 2005. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Accounting and Audit Committee currently consists of Robert E. Long, Chairman, and Philip M. Halpern and Salvatore Trani, who became directors in January 2006. Messrs. Long, Halpern and Trani are independent directors of the Company under the applicable rules of the NASD. Mr. Costello and Mr. Quinn were members of the Accounting and Audit Committee until their resignations in December 2005 and October 2005, respectively. The Board of Directors has determined that Mr. Long is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC").

     The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company's independent auditors. The Accounting and Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the independent auditors have been implemented. The Accounting and Audit Committee has adopted a charter, a copy of which was attached as an exhibit to the 2004 proxy statement.

     The Personnel Committee held fourteen (14) meetings in 2005. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Personnel Committee currently consists of Mr. Halpern and Mr. Trani, Co-Chairpersons, and Mr. Long. Mr. Costello was the Chairman of the Personnel Committee until his resignation in December 2005 and Mr. Quinn was a member of the Personnel Committee until his resignation in October 2005. Messrs. Trani, Halpern, and Long are independent directors of the Company under the applicable rules of the NASD.

     The principal functions of the Personnel Committee are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws. The Personnel Committee does not currently have a written charter.

     The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date on which the Company's proxy statement is released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such a proposal must be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules as set forth in the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); and the consent of the nominee to serve as a director if elected.

Communications with Directors

     In order to provide the Company's security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. The Company's security holders and other interested persons may communicate with the Chairman of the Company's Accounting and Audit Committee, either of the Co-Chairman of the Personnel Committee, or with the non-management directors of the Company as a group, by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.

     All communications received in accordance with these procedures will be reviewed initially by the Company. The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

     o does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

     o relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

     o is an advertisement or other commercial solicitation or communication;

     o is frivolous or offensive; or

     o is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees, and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

     The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Attendance at Annual Meetings

     We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally do attend the annual meeting. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are expected to be present for the annual meeting. All of the four members of the Board at the time of the Company's 2005 annual meeting of shareholders attended that meeting.

Nomination of Directors

     The Personnel Committee has adopted specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Personnel Committee must meet these specifications. The specifications provide that a candidate for director should:

     o have a reputation for industry, integrity, honesty, candor, fairness and discretion;

     o be knowledgeable in his or her chosen field of endeavor, which field should have such relevance to our businesses as would contribute to the Company's success;

     o be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses and operations; and

     o be experienced and skillful in communicating with and serving as a competent overseer of, and trusted advisor and confidant to senior management, of a publicly held corporation or other corporation.

     In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, the financial industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. The Personnel Committee will consider nominees recommended by stockholders for election at the 2007 Annual Meeting of Stockholders that are submitted prior to December 4, 2006, to our Secretary at the Company's offices, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the forms filed with the SEC and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act, the Company believes that, during 2005, there were no transactions which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director, officer or 10% stockholder of the Company.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTANT MATTERS

Report of the Accounting and Audit Committee

     As set forth in more detail in the Accounting and Audit Committee (the "Audit Committee") charter (attached as an Exhibit A to the Company's 2004 Proxy Statement) the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the oversight of the following:

     o financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

     o the Company's systems of internal accounting and financial controls; and

     o the annual independent audit of the Company's financial statements.

     The Audit Committee reviewed the Company's audited financial statements and met with both Company management and PricewaterhouseCoopers LLP, the Company's registered independent public accounting firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees". These items relate to that firm's independence from the Company. The Audit Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees".

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee:    Robert E. Long, Chairman
                    Philip M. Halpern
                    Salvatore Trani

Audit Fees

     Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K and the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $58,000 and $54,000 for the years ended December 31, 2005 and 2004, respectively.

Audit Related Fees

     Aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" above were $8,000 and $0 for the years ended December 31, 2005 and 2004, respectively. These audit related services were for regulatory reporting services in connection with the sale of real estate by the Company during 2005.

Tax Fees and All Other Fees

     No other fees relating to tax advisory or other services were paid to PricewaterhouseCoopers LLP for professional services rendered to the Company for the years ended December 31, 2005 and 2004.

Audit Committee Pre-Approval Policy

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the Company's independent accountants. The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Company's independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the Company's independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

     There were no non audit-related, tax or other services provided by PricewaterhouseCoopers in fiscal year 2005.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last three fiscal years: Summary Compensation Table Long-Term Compensation Annual Compensation Awards:

                                                                   Other Annual     Stock Options          All Other
Name and Principal                  Salary         Bonus           Compensation        Granted           Compensation
Position                Year          ($)         ($) (1)             ($) (2)            (#)                ($) (3)


Richard A. Bianco -     2005       $625,000        $625,000            $16,658                --           $31,221
Chairman, President     2004       $625,000        $800,000            $14,715           200,000           $26,083
and Chief Executive     2003       $625,000        $800,000            $14,715                --           $24,083
Officer
John P. Ferrara         2005       $157,500        $175,000             $1,487                --           $15,449
Vice President, Chief   2004       $150,000        $175,000             $1,487            20,000           $14,449
Financial Officer       2003       $125,000        $150,000             $1,348                --           $13,233
& Controller

     (1) Amounts include bonuses earned for the years indicated and paid in the following fiscal year, consistent with past practice of the Company.

     (2) Other Annual Compensation shown above includes reimbursement to designated executive officers for the income tax costs associated with their participation in the long-term disability plans and supplemental life insurance plans of the Company. The aggregate incremental cost to the Company for perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, the use of Company provided transportation, other personal benefits and reimbursement for tax services for Mr. Bianco) in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus for each Named Executive Officer and, accordingly, is omitted from the table.

     (3) Amounts included as All Other Compensation in 2005 consists of: The Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $18,000 and Mr. Ferrara, $14,000; and premiums paid in connection with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $13,221 and Mr. Ferrara, $1,449.

Stock Options/SAR Grants During 2005

     The following table sets forth information concerning stock options granted during the year ended December 31, 2005 to the Named Executive Officers.


                                                                                         Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                         Rates of Stock Price
                                                                                     Appreciation for Option Term
                                              Individual Grants                         -----------------------
                                        ---------------------------
                   Number of
                   Securities      Percent of
                   Underlying    Total Options/      Exercise or
                  Options/SARs   SARs Granted to     Base Price      Expiration
     Name          Granted (#)  Employees in Year     ($/Share)      Date                 5%              10%
-------------------------------------------------------------------------------------------------------------
Richard A. Bianco    200,000           83%                 $0.81       1/3/2015        $101,880      $146,388

John P. Ferrara       20,000            8%                 $0.81       1/3/2015        $ 10,188      $ 14,638
-------------------------------------------------------------------------------------------------------------

     Option/SAR Exercises During Fiscal 2005 and Aggregate Option/SAR Values as of December 31, 2005

     None of the Named Executive Officers exercised stock options during 2005. The Company does not have any outstanding SARs. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 2005.


                                                          Number of Securities
                                                              Underlying                            Value of Unexercised
                                                             Unexercised                             In-the-Money
                                                            Options/SARs at                            Options/SARs at
                                                          December 31, 2005                          December 31, 2005
                                                         -------------------                         ------------------
                    Number of
                 Shares Acquired
                Upon Exercise of         Value Realized
     Name            Option              Upon Exercise           Exercisable        Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------------

Richard A. Bianco       -                     -                    632,000             468,000         $ 0              $ 0

John P. Ferrara         -                     -                    145,000              30,000         $ 0              $ 0
---------------------------------------------------------------------------------------------------------------------------------

     No awards under the long-term incentive plan were made to the Named Executive Officers in 2005, and there were no stock options previously awarded to any of the Named Executive Officers that were repriced during 2005.

Retirement Benefits

     The AmBase Supplemental Retirement Plan, as amended and restated (the "Supplemental Plan"), is an unfunded, non tax-qualified retirement plan which has been in effect since 1985, under which benefits are based on a varying percentage accrual (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years. Benefits vest after ten years of service although the Personnel Committee may waive or reduce the ten-year service requirement for individual participants. Benefits are payable in the form of a 10-year life and certain annuity or upon the election of a vested participant whose employment has terminated after ten years of service or after a change in control of the Company, in the form of an actuarially equivalent lump-sum payment. Mr. Bianco is the only current executive officer of the Company who participates in the Supplemental Plan and his Supplemental Plan benefits are fully vested, effective with the terms of his initial employment with the Company in 1991.

     The following table presents, for representative periods of credited service, estimated annual benefits payable upon retirement at the normal retirement age of 60 (under the Supplemental Plan) to hypothetical vested participants in the Supplemental Plan, in the form of a ten-year certain and life annuity. For purposes of the Supplemental Plan, accrual has been assumed at the rate of 4% per year.

Assumed Final                                  Years of Credited Service
Average Earnings            15                   20                   25                30                   35
-------------------------------------------------------------------------------------------------------------------

$     400,000       $     240,000         $    320,000          $   340,000      $     350,000          $  $360,000
      800,000             480,000              640,000              680,000            700,000              720,000
    1,200,000             720,000              960,000            1,020,000          1,050,000            1,080,000
    1,600,000             960,000            1,280,000            1,360,000          1,400,000            1,440,000
    2,000,000           1,200,000            1,600,000            1,700,000          1,750,000            1,800,000
    2,400,000           1,440,000            1,920,000            2,040,000          2,100,000            2,160,000
    2,600,000           1,560,000            2,080,000            2,210,000          2,275,000            2,340,000
    2,800,000           1,680,000            2,240,000            2,380,000          2,450,000            2,520,000
    3,000,000           1,800,000            2,400,000            2,550,000          2,625,000            2,700,000
    3,200,000           1,920,000            2,560,000            2,720,000          2,800,000            2,880,000
    3,400,000           2,040,000            2,720,000            2,890,000          2,975,000            3,060,000
    3,600,000           2,160,000            2,880,000            3,060,000          3,150,000            3,240,000
    3,800,000           2,280,000            3,040,000            3,230,000          3,325,000            3,420,000

     For the purposes of computing accrued benefits under the Supplemental Plan, Mr. Bianco had 14.67 years of credited service as of December 31, 2005 and his accrual percentage is 4% in effect from the time of his initial employment with the Company. Assuming Mr. Bianco's continued employment with the Company until the expiration of his current employment contract on May 31, 2007, he will have
16.08 years of credited service for the computation of accrued benefits under the Supplemental Plan. Mr. Bianco received no benefit under the AmBase Retirement Plan, a tax-qualified retirement plan, which was terminated in 1993. No other employee of the Company is a participant under the Supplemental Plan.

     In consideration for Mr. Bianco's agreement to extend his employment with the Company for an additional five (5) years with no further Supplemental Plan accruals for the extension period, the Company has amended the Supplemental Plan to provide for the payment to Mr. Bianco of his Supplemental Plan benefit in a lump-sum on or about May 31, 2007 (the date of his Supplemental Plan benefit entitlement had he not agreed to extend his employment with the Company beyond May 31, 2007). The Company and Mr. Bianco have further agreed that for purposes of computing his Supplemental Plan benefit as of May 31, 2007, his Final Average Earnings (as defined in the Supplemental Plan) will be capped as of December 31, 2004, a 5.75% discount rate will be used and a "RP-2000" projected to 2004 mortality table will be used, resulting in a Supplemental Plan lump-sum benefit payment to Mr. Bianco of $16,676,115. The Company has further amended the Supplemental Plan to automatically terminate following the lump-sum payment to Mr. Bianco on or about May 31, 2007. See Employment Contracts, below for a more complete description of Mr. Bianco's employment agreements with the Company.


                            COMPENSATION OF DIRECTORS

     During 2005, the annual fee to be paid to each director who is not an employee of or a consultant to the Company, is $7,500. The annual fees are payable in December, provided that a director who is not an employee of or consultant to the Company attends at least 75% of all meetings during the calendar year. Mr. Costello and Mr. Long each received $7,500 for their services on the Board during 2005. Mr. Quinn, who served as a director until his resignation in October 2005, received $5,912 for his services on the Board during 2005. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee. No additional fees were paid to outside directors in 2005.

     Effective for 2006, each director of the Company, including Mr. Bianco, who is the Company's Chairman, President and Chief Executive Officer, are to be paid an annual fee of $7,500. In addition, each Chairperson and Co-Chairperson of a Board committee is to be paid an additional fee of $1,000 per year, and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee.

Compensation Committee Interlocks and Insider Participation

     The Personnel Committee of the Board of Directors is the committee, the functions of which are equivalent to those of a compensation committee. The members of the Personnel Committee during 2005 were John B. Costello, Chairman, until his resignation in December 2005, Robert E. Long, and Michael L. Quinn, until his resignation in October 2005. All Personnel Committee members during 2005 were independent directors of the Company. As of January 2006, the Personnel Committee members are Salvatore Trani, Co-Chairperson, Philip M. Halpern, Co-Chairperson, and Robert E. Long. Mr. Trani, Mr. Halpern and Mr. Long are all independent directors of the Company.


                              EMPLOYMENT CONTRACTS

     An employment agreement, as amended, is in effect between Mr. Bianco and the Company, which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $625,000 through May 31, 2007. The employment agreement also provides for additional benefits, including his participation in various employee benefit plans, annual bonus eligibility, certain long-term disability benefits and the accrual of benefits under the Company's Supplemental Plan at 4% of his average base salary and bonus (averaged over the three years of credited service that will produce the highest benefit), and 100% vesting in his Supplemental Plan accrued benefit. In the event the Company was to terminate his employment other than for reasons permitted in the employment agreement, Mr. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the employment agreement for the remaining term thereof following the passage of a six (6) month period from his date of termination.

     During March 2006, an additional employment agreement between Mr. Bianco and the Company, effective June 1, 2007, has also been executed (the "2007 Employment Agreement"). The terms of the 2007 Employment Agreement provide for Mr. Bianco to continue to serve as Chairman, President and Chief Executive Officer of the Company from June 1, 2007 through May 31, 2012. Under the terms of the 2007 Employment Agreement, Mr. Bianco will continue to receive an annual base salary of $625,000 for the first three (3) years and then is eligible for discretionary increases to the amount of his base salary in the fourth and fifth years. The 2007 Employment Agreement continues to provide for discretionary annual bonuses (which may not take into consideration his efforts to obtain a recovery for the Company of its investment in Carteret Savings Bank, FA), employee benefit plans participation, and certain long-term disability benefits; however, there will be no further Supplemental Plan benefit accruals. (See Retirement Benefits above, for further information with regard to the lump-sum payment of Mr. Bianco's Supplemental Plan benefits). The 2007 Employment Agreement provides a long-term incentive arrangement for Mr. Bianco, whereby, should the Company receive a recovery of its investment in Carteret Savings Bank, FA, through litigation or otherwise (including the Company's Supervisory Goodwill litigation), Mr. Bianco will receive (with certain exceptions), a lump-sum payment equal to a percentage of that recovery, as follows:

     Long-Term Incentive Award = 5% of the first $50,000,000 of Recovery Amount;

       Plus

     8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000;

       Plus

     10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000;

       Plus

     Discretionary amount (not less than 10%), to be determined by the Board, of Recovery Amount in excess of $250,000,000.

     Under the terms of the 2007 Employment Agreement, if no recovery has been obtained by the Company by the expiration of the five-year term of the 2007 Employment Agreement, the Company and Mr. Bianco will enter into a consulting arrangement pursuant to which, following his employment with the Company, he will continue to provide services to the Company as an independent contractor, solely for the purpose of assisting the Company in obtaining such a recovery.

              PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel  Committee is responsible for fixing  compensation  and other employee benefits for executive officers of the Company. The Personnel Committee's executive compensation philosophy is to provide competitive levels of compensation to its executive officers through a combination of base salary, incentive awards and equity in the Company. It is designed to reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.
Management compensation is intended to be set at levels that the Personnel Committee believes fairly reflect the challenges confronted by management.

Overview and Philosophy

     The Personnel Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success, and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Personnel Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.

Executive Officers and Chief Executive Officer Compensation

     Base salaries for executive officers are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, including companies confronting problems of the magnitude and complexity faced by the Company. Annual salary adjustments are determined by evaluating a number of factors. The most important factor is the performance of the executive, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives. Salary adjustments are determined and normally made at twelve-month intervals.

     The Personnel Committee approved cash bonuses for officers and employees for 2005. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis was necessarily a subjective process which utilized no specific weighting or formula with respect to the described factors in determining cash bonuses. Mr. Bianco received base salary payments in 2005 of $625,000 in accordance with his employment agreement. Mr. Bianco was paid a bonus of $625,000 for 2005, compared to $800,000 in each of 2004 and 2003. The Personnel Committee considered Mr. Bianco's work in connection with the $10 million gain realized by the Company on the sale of real estate and Mr. Bianco's continuing and integral role in the Company's Supervisory Goodwill case, and other pending proceedings which are significant to the Company. Mr. Bianco was also recognized for his role in maintaining a controlled level of expenditures, his management of the Company's investment returns, and his role in pursuing several potential acquisitions.

     Pursuant to Section 162(m) of the Internal Revenue Code, compensation exceeding $1 million paid to any of our executive officers may not be deducted by us unless such compensation is performance based and paid pursuant to criteria approved by our shareholders. The Personnel Committee considered the provisions of Section 162(m) in setting 2005 compensation paid to Mr. Bianco.

     The Company maintains a Supplemental Plan, as more fully described under Executive Compensation - Retirement Benefits, above, which is scheduled for lump-sum benefit payout and termination on or about May 31, 2007, as described above.

     The Company believes that its compensation programs, carefully mixing equity and cash incentives, will continue to focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.

Personnel Committee:   Philip M. Halpern, Co-Chairperson
                       Salvatore Trani, Co-Chairperson
                       Robert E. Long

                         STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the past five years with the performance of the Standard & Poor's 500 Financials Index (S&P 500 Financials) and the Standard & Poor's 500 Stock Index (S&P 500) for that period. The graph assumes that a $100 investment was made in the Company's Common Stock and each of the indices at the earliest date shown, and the dividends, if any, were reinvested. No dividends have been paid by the Company over the past five (5) years. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.





























                                                       December 31

---------------------------------------------------------------------------------------------------------------------

   Company/Index           2000            2001            2002             2003            2004            2005
---------------------------------------------------------------------------------------------------------------------
AmBase Corporation        100.00          174.58          149.15           110.17          130.51           88.98
---------------------------------------------------------------------------------------------------------------------
S&P 500
Index                     100.00           88.11           68.64            88.33           97.94          102.75
---------------------------------------------------------------------------------------------------------------------
S&P 500 Financials        100.00           91.05           77.72           101.84          112.93          120.24
Index
---------------------------------------------------------------------------------------------------------------------

                                 STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

     The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, the Company's only class of voting securities, as of February 28, 2006, except as set forth below.

                                                       Amount and                              Percentage
Name and Address of                                    Nature of Beneficial                    of Common
Beneficial Owner                                       Ownereship                              Stock Owned
----------------------------------------------------------------------------------------------------------
Richard A. Bianco                                      10,418,000 (a)                             22.19%
Chairman, President and                                 (direct)
Chief Executive Officer
AmBase Corporation
100 Putnam Green, 3rd Floor
Greenwich, CT  06830-6027

Mr. George W. Haywood                                   5,523,475 (b)                             11.95%
c/o Cronin & Vris, LLP
380 Madison Avenue, 24th Floor
New York, NY  10017

     (a) Includes 716,000 shares that could be purchased by the exercise of options as of February 28, 2006 or within 60 days thereafter, under the Company's stock option plans.

     (b) As indicated on Schedule 13D, dated October 5, 2005, as filed with the SEC, reporting Mr. George Haywood's beneficial ownership of the Company's Common Stock as of August 22, 2005. Mr. Haywood's Schedule 13D indicated he may be part of a group with Mr. Dennis Cronin who has sole voting power and has beneficial ownership of 536,000 shares. Mr. Haywood disclaims being part of a group with Mr. Cronin and disclaims beneficial ownership of any of Mr. Cronin's shares and such shares are not included in the amounts above.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of February 28, 2006 was as follows:

                                                       Amount and                              Percentage
Name and Address of                                    Nature of Beneficial                    of Common
Beneficial Owner                                       Ownereship                              Stock Owned
----------------------------------------------------------------------------------------------------------

Richard A. Bianco....................................   10,418,000  (b)                           22.19%
John P. Ferrara......................................      266,029  (b)                                *
Philip M. Halpern....................................           --                                    --
Robert E. Long.......................................       25,000                                     *
Salvatore Trani......................................           --                                    --
All Directors and Officers as a group,
(5 persons)..........................................   10,709,029  (b)                           22.73%

     * Represents less than 1% of Common Stock outstanding

     (a) All of the named individuals have sole voting and investment power with respect to such shares.

     (b) Includes 716,000 shares for Mr. Bianco and 165,000 shares for Mr. Ferrara that could be purchased by the exercise of stock options as of February 28, 2006, or within 60 days thereafter, under the Company's stock option plans. 13.

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Based on the direction of the Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2006. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

     The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP.


                             ADDITIONAL INFORMATION

     The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 2005, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

     Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 2007 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 4, 2006.

     The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

     If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

     As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

     Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

       American Stock Transfer & Trust Company
       59 Maiden Lane
       New York, NY 10038
       Attention: Stockholder Services
       (800) 937-5449 or (718) 921-8200 Ext. 6820

     Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

       AmBase Corporation
       100 Putnam Green 3rd Floor
       Greenwich, CT 06830
       Attn: Shareholder Services

     In addition, the Company's public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC's EDGAR Database over the World Wide Web at www.sec.gov. Materials filed with the SEC may also be read or copied by visiting the SEC's Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

                               AMBASE CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, MAY 19, 2006 This
                 Proxy is solicited on Behalf of the Board of
                                   Directors

     The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned on April 3, 2006, at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 19, 2006 at 9:00 a.m. Eastern Daylight Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     This proxy is given with authority to vote FOR Proposals (1) and (2), unless a contrary choice is specified.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                  PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
                   THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
     (Please detach along perforated line and mail in the envelope provided)

     The Board of Directors recommends a vote "FOR" the election of the nominee as director and "FOR" proposal 2. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. X

     Proposal (1) Election of Director. Nominee: Robert E. Long

/  / For Nominee         /  / Withhold Authority for Nominee

     Proposal (2) Approval of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the calendar year 2006.

                         FOR / / AGAINST / / ABSTAIN / /

     THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

     DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

     PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER

--------------------------------------          DATE
                                                     -----------------------

SIGNATURE OF STOCKHOLDER

--------------------------------------          DATE
                                                     -----------------------

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. .

     NOTE: Please sign exactly as your name or names appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.